2nd Quarter Earnings Conference Call July 28, 2021 Veritex Holdings, Inc.

2 Safe Harbor Statement Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward- looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) recent investment in Thrive Mortgage, the expected payment date of Veritex’s quarterly cash dividend, impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

3 Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share (“TBVPS”); • Tangible common equity to tangible assets; • Return on average tangible common equity (“ROATCE”); • Operating earnings; • Pre-tax, pre-provision (“PTPP”) operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets (“ROAA”); • PTPP operating ROAA; • Operating ROATCE; • Operating efficiency ratio; • Operating noninterest income; • Operating noninterest expense; and • Adjusted net interest margin (“NIM”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Strong Earnings Solid Loan and Deposit Growth Capital Build • Net income of $29.5 million, or $0.59 diluted EPS, for 2Q21 compared to $31.8 million, or $0.64 diluted EPS, for 1Q21 • Operating earnings1 of $30.0 million, or $0.60 diluted operating EPS1, for 2Q21 compared to $32.2 million, or $0.64 diluted operating EPS, for 1Q21 • Return on average equity of $9.42% in 2Q21 and 9.96% YTD • Operating ROATCE1 of 15.42% in 2Q21 and 16.38% YTD • Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans, increased $308.6 million, or 20.7% linked quarter annualized (“LQA”) • Total LHI, excluding MW and PPP, grew $424.2 million from December 31, 2020, or 14.5% annualized, and $545.2 million, or 9.5%, year over year (“YOY”) • Total deposits grew $74.3 million, or 4.3% LQA, and $853.4 million, or 14.0%, YOY • Total noninterest-bearing deposits grew $216.3 million over 1Q21, representing 34.2% of total deposits as of June 30, 2021 • Average cost of total deposits decreased to 0.23% for 2Q21 from 0.31% for 1Q21 • Book value per common share increased to $25.72 from $24.96 at March 31, 2021 • Tangible book value per common share1 increased to $17.16 from $16.34 at March 31, 2021 • Declared quarterly dividend of $0.20 in 2Q21, a 17.6% increase over 1Q21 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 4 Second Quarter Overview

Key Financial Metrics 48.12% 62.52% 49.62% 45.74% 48.11% 49.49% 49.62% 51.63% 2Q20 3Q20 4Q20 1Q21 2Q21 Reported Operating Efficiency Ratio 1.06% 1.04% 1.44% 1.27% 1.46% 2.11% 1.82% 1.75% 1.82% 1.66% 2Q20 3Q20 4Q20 1Q21 2Q21 Reported Operating ROAA PTPP Operating 0.98% 1.11% 1.35% 1.29% $14.71 $15.19 $15.70 $16.34 $17.16 2Q20 3Q20 4Q20 1Q21 2Q21 NPAs / Total Assets Return on Average Tangible Common Equity1 $0.48 $0.46 $0.59 $0.60 $0.64 2Q20 3Q20 4Q20 1Q21 2Q21 Diluted EPS Diluted Operating EPS $0.46 14.49% 13.27% 12.84% 17.17% 15.18% 2Q20 3Q20 4Q20 1Q21 2Q21 ROATCE Operating ROATCE Diluted EPS Tangible Book Value per Common Share1 5 ($ in millions) $53.3 $96.4 $87.6 $85.0 $79.9 0.62% 1.11% 0.99% 0.92% 0.86% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 2Q20 3Q20 4Q20 1Q21 2Q21 NPAs NPAs/Total Assets 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 1 11 1 1 12.90% 17.39% ROAA 1 $0.60 $0.43 16.44% 15.42% 46.02% 52.42%

3.90% weighted average rate of new and renewed Q2 loan production, excluding MW and PPP Loan Growth 6 $1.2 Billion ($ in billions) 1 Excludes MW and PPP and represents portfolios with growth for the respective periods. 2 Year to date annualized (“YTDA”) $0.0 $0.5 $1.0 $1.5 Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun CRE ADC Construction LOC Current Unfunded (Non Revolving) 2021 Unfunded 2020 Unfunded $1.71 Billion +165% YOY 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Total Loans, exc. MW and PPP +5.9% +8.1% -8.7% +4.4% +4.0% +7.9% +20.7% Quarterly Loan Growth (annualized and excludes MW and PPP) 40% 41% 42% 43% 44% 45% 46% 47% Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Revolving C&I Utilization 2020 2021 Down 1,127 bps YOY from peak $62,372 $46,356 $593,284 $556,204 $84,104 $164,812 $54,854 $357,470 $423,090 LQA Growth1 YTDA Growth1,2 ($ in thousands) +20.7% +14.5% $6.3 B $5.6 B

2nd Quarter Loan Production 7 $688.3 $321.7 $180.6 $94.7 $70.2 Construction C&I CRE 1-4 Resi Other $1.36 Billion in Q2 Production by Portfolio ($ in millions, excludes PPP) $50 $63 $115 $445 25 10 7 12 7 0 5 10 15 20 25 30 < $5 $5 - $10 $10 - $25 $25 - $50 > $50 $25 $125 $225 $325 $425 $525 $625 Commitments per Lender Range # of Lenders 2Q21 Lenders Production by Total Commitment Range $682 $489,506 $718,082 $436,866 $574,889 $655,616 $1,152,644 $923,347 $1,355,582 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Total Loans, exc. MW and PPP Quarterly Commitment Production ($ in thousands) Construction Loans > $10 Million (76% of Total Q2 Construction Production) • Weighted average LTV - 54% • Weighted average LTC - 64% • Weighted average DSCR - 1.6x • 50% in Industrial Production / 40% in Multifamily Production • 73% of production to existing customers • Return on talent investment within new builder portfolio ($ in millions) Data as of June 30, 2021

Net Interest Income 8 $65.9 $66.8 $65.6 $67.1 3.31% 3.32% 3.29% 3.22% 3.11% 3.13% 3.10% 3.15% 3.12% 3.03% 2Q20 3Q20 4Q20 1Q21 2Q21 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $65.8 $7,900 $8,066 $8,257 $8,659 2Q20 3Q20 4Q20 1Q21 2Q21 Average Earning Assets $8,001 Average Earning Assets Net Interest Income Rollforward ($ in thousands) ($ in millions) ($ in millions) 1Q21 Net Interest Income $65,635 Loan Volume 2,871 Deposit Rates 1,159 2021 Interest Rate Hedges 1,030 Day Count 729 Loan Rates < 2,104 > PCD Loan Interest Reversals < 1,332 > Purchase Accounting Accretion < 413 > 2019 Interest Rate Hedges Expired < 325 > Other < 119 > 2Q21 Net Interest Income $67,131 Floating Rate Loan Repricing Floor Reprice Grouping ($ in thousands) Total Balance % of Total Balance Cumulative % of Total Balance No Floor $ 2,565.5 53% 53% Floor reached 654.2 14% 67% 0-25 bps to Reprice 169.3 3% 70% 26-50 bps to Reprice 185.5 4% 74% 51-75 bps to Reprice 364.8 8% 82% 76-100 bps to Reprice 556.6 12% 94% 101-125 bps to Reprice 123.3 3% 97% 126-150 bps to Reprice 74.4 1% 98% 151+ bps to Reprice 107.3 2% 100% Totals $ 4,800.9 100% Asset Sensitivity as of June 30, 2021 -2.2% 5.0% 11.2% 17.4% 23.7% -3.0% 2.0% 7.0% 12.0% 17.0% 22.0% 27.0% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock Static Shock Impact on NII 1

Operating Noninterest Income

Change in Operating Noninterest Income Quarter-over-Quarter

($ in thousands)


Other: +$806
38%
Loan fees: +$482
36%
Deposit svc. chgs: +$218
6%
Gain on sales of MLHFS: ($122)
-24%
Govt. guar. loan income, net: ($3,100)
-47%

Quarter-over-Quarter Commentary

- Other noninterest income increased 38%, primarily driven by a $663 thousand increase in insurance income received during 2Q21 associated with the Company's bank owned life insurance policy
- Loan fees increased 36%, primarily driven by a $418 thousand increase in syndication fees compared to 1Q21. Over the last year, the Company has invested in a Syndication Group with direct results reflected in 2Q21 noninterest income
- Government guaranteed loan income, net, decreased 47%, primarily as a result of a $5.6 million decrease fee income earned on PPP loans offset by a $2.0 million increase on gain on sale of SBA loans

Total Operating Noninterest Income, **exc. PPP income[1]**

($ in thousands)


$7,900
$7,835
$10,831
+ 37.1%
2Q20
1Q21
2Q21

2Q21 Operating Noninterest Income Breakdown


Other
24%
Service charges and fees on deposits
31%
Gain on sale of MLHFS
2%
Loan fees
15%
Govt. guar. loan income, net
28%

1 Excludes PPP income of $1.6 million, $6.3 million and $10.5 million as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively. PPP income includes upfront fees and changes in fair value recognized as the Company elected to report PPP loans at fair value using the fair value option.

9

Operating Noninterest Expense 10 Change in Operating Noninterest Expense Quarter-over-Quarter Quarter-over-Quarter Commentary • Marketing increased 103% from 1Q21, primarily resulting from an approximate increase of $842 thousand in annual sponsorship fees • Other noninterest expense increased 23% as a result of a $203 thousand write down of certain other real estate owned properties and approximately $194 thousand of loan related legal expenses -10% -1% 0% 2% 3% 9% 23% 103% ($355) ($108) ($20) $0 +$137 +$217 +$690 +$932 Professional and regulatory fees Salaries and employee benefits Amortization of intangibles Telephone and communications Occupancy and equipment Data processing and software Other Marketing $38,500 $39,597 $41,090 2Q20 1Q21 2Q21 Total Operating Noninterest Expense + 6.7% Continued investment in talent driving YOY expense growth ($ in thousands) ($ in thousands)

0.84% 0.67% 0.55% 0.45% 0.35% 0.59% 0.46% 0.38% 0.31% 0.23% 2Q20 3Q20 4Q20 1Q21 2Q21 Average cost of interest-bearing deposits Average cost of total deposits Cost of Interest-bearing Deposits and Total Deposits  Total deposit balances increased $74.3 million, or 4.3% LQA, and increased $1.1 billion, or 14% YOY  Total deposit cost down 8 bps compared to 1Q21 due to pricing diligence and product mix  Excluding MW and PPP loans, the loan to deposit ratio was 89.9% at June 30, 2021  2Q21 weighted average of interest-bearing deposit rate of 24 bps on production Certificates & Time Maturity Table $2,714 $3,190 $3,113 $1,908 $2,172 $2,388 $1,504 $1,543 $1,478 2 Q 2 0 1 Q 2 1 2 Q 2 1 Interest Bearing Non-Int Bearing Certificates & Time Deposits Deposits Composition 44.6% 34.2% 21.2% $6,126 $6,979$6,905 Deposit Growth LQA YOY Demand & Savings -9.6% +14.7% Non-Int Bearing +39.8% +25.2% Certificates and Time Deposits -16.9% -1.7% 11 ($ in millions) Balance ($000) W A Rate Q3 2021 373,686 0.62% Q4 2021 260,082 0.67% Q1 2022 265,169 0.59% Q2 2022 163,701 0.38% Q3 2022 123,332 0.34% Q4 2022 86,211 0.39% Q1 2023 100,902 0.40% Q2 2023 65,896 0.44% Q3 2023+ 38,881 1.65% Total 1,477,860 0.56%

Capital Build 12 10.70% 10.68% 11.57% 10.68% 9.38% 9.36% 12.86% 9.03% Leverage Ratio Tier 1 Ratio Total Capital Ratio CET1 Bank VBTX 1 Estimated capital measures inclusive of CECL capital transition provisions as of June 30, 2021 and March 31, 2021. 2 Total assets includes PPP loans that we did not utilize the Paycheck Protection Program Liquidity Facility to fund. 3 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. Ratios as of June 30, 2021 $0.60 $0.16 $0.14 $0.05 $0.05 $16.34 $(0.17) $(0.01) TBVPS Rollforward $17.16 VBTX Amounts ($ in thousands) June 30, 2021 March 31, 2021 $ Change Basel III Standardized1 CET1 capital 804,619$ 779,057$ 25,562$ CET1 capital ratio 9.03% 9.27% Leverage capital 833,956$ 808,338$ 25,618$ Leverage capital ratio 9.38% 9.50% Tier 1 capital 833,956$ 808,338$ 25,618$ Tier 1 capital ratio 9.36% 9.61% Total capital 1,146,015$ 1,124,859$ 21,156$ Total capital ratio 12.86% 13.38% Risk weighted assets 8,913,134$ 8,401,800$ 511,334$ Total assets2 9,349,525$ 9,237,510$ 112,015$ Tangible common equity / Tangible assets3 9.51% 9.17%

Thrive Mortgage Investment 2021 Financial Information ($ in thousands) 2Q21 1Q21 Loans HFS 154,622 167,354 Total Assets 223,635 227,985 Members Equity 47,112 42,670 Pre-Tax Income 5,233 6,349 2Q20 3Q20 4Q20 1Q21 2Q21 Purchase Refinance unaudited unaudited 1Q21 2Q21 YTD 2020 YTD 2021 $786.2 $715.5 Quarterly and YTD Volume ($ in millions) 4.92% 5.59% 4.98% 4.79% 3.62% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 2Q20 3Q20 4Q20 1Q21 2Q21 Origination/Seconday Income GOS % Income and GOS % $33.6 $38.8 $34.0 $23.4 ($ in millions) + 86% YOY $28.6 Purchased v. Refinance 52% 36% 48% 49% 64% 48% 52% 51% 25% 75% 49% Investment Completed July 16, 2021 + 40% LQA $1,501.7 $808.5 $786.2 ($ in millions) 13

1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 2Q20 3Q20 4Q20 1Q21 2Q21 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Past Due1 Trends % of Total Loans2 Asset Quality and ACL 14 ($ in millions) 2Q20 3Q20 4Q20 1Q21 2Q21 Acquired $1,740 $2,421 $16,462 $130 $4,124 Originated $50 $45 $45 $18 $1,269 Net Charge-offs ($ in thousands) Totals $24,120 $11,738 $18,691 $115.4 $121.6 $105.1 $104.9 $99.5 2.01% 2.10% 1.80% 1.76% 1.59% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 2Q20 3Q20 4Q20 1Q21 2Q21 ACL ACL/Total Loans ACL / Total Loans2 ($ in millions) $22,637 $10,017 Quarterly Criticized Loans $448.6 $497.6 $449.0 $418.1 $388.5 2Q20 3Q20 4Q20 1Q21 2Q21 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans) -21.9% +10.9%

Veritex Holdings, Inc. Supplemental Information

16 Reconciliation of Non-GAAP Financial Measures 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 Tangible Common Equity Total stockholders' equity $ 1,272,907 $ 1,233,808 $ 1,203,376 $ 1,185,337 $ 1,163,749 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (52,873) (55,311) (57,758) (60,209) (62,661) Tangible common equity $ 849,194 $ 807,657 $ 774,778 $ 754,288 $ 730,248 Common shares outstanding 49,498 49,433 49,340 49,650 49,633 Book value per common share $ 25.72 $ 24.96 $ 24.39 $ 23.87 $ 23.45 Tangible book value per common share $ 17.16 $ 16.34 $ 15.70 $ 15.19 $ 14.71 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 Tangible Common Equity Total stockholders' equity $ 1,272,907 $ 1,233,808 $ 1,203,376 $ 1,185,337 $ 1,163,749 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (52,873) (55,311) (57,758) (60,209) (62,661) Tangible common equity $ 849,194 $ 807,657 $ 774,778 $ 754,288 $ 730,248 Tangible Assets Total assets $ 9,349,525 $ 9,237,510 $ 8,820,871 $ 8,702,375 $ 8,587,858 Adjustments: Goodwill (370,840) (370,840) (370,840) (370,840) (370,840) Core deposit intangibles (52,873) (55,311) (57,758) (60,209) (62,661) Tangible Assets $ 8,925,812 $ 8,811,359 $ 8,392,273 $ 8,271,326 $ 8,154,357 Tangible Common Equity to Tangible Assets 9.51% 9.17% 9.23% 9.12% 8.96% As of (Dollars in thousands, except per share data) (Dollars in thousands) As of

17 Reconciliation of Non-GAAP Financial Measures 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 6/30/2021 6/30/2020 Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 29,456 $ 31,787 $ 22,801 $ 22,920 $ 24,028 $ 61,243 $ 28,162 Adjustments: Plus: Amortization of core deposit intangibles 2,438 2,447 2,451 2,451 2,451 4,885 4,902 Less: Tax benefit at the statutory rate 512 514 515 515 515 1,026 1,030 Net income available for common stockholders adjusted for amortization of core deposit intangibles $ 31,382 $ 33,720 $ 24,737 $ 24,856 $ 25,964 $ 65,102 $ 32,034 Average Tangible Common Equity Total average stockholders' equity $ 1,254,371 $ 1,224,294 $ 1,196,274 $ 1,177,882 $ 1,155,798 $ 1,239,415 $ 1,142,626 Adjustments: Average goodwill (370,840) (370,840) (370,840) (370,840) (370,840) (370,840) (370,840) Average core deposit intangibles (54,471) (56,913) (59,010) (61,666) (64,151) (55,685) (65,296) Average tangible common equity 829,060 796,541 766,424 745,376 720,807 812,890 706,490 Return on Average Tangible Common Equity (Annualized) 15.18% 17.17% 12.84% 13.27% 14.49% 16.15% 9.12% For the Quarter Ended For the Year Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Operating Earnings							
Net income	$ 29,456	$ 31,787	$ 22,801	$ 22,920	$ 24,028	$ 61,243	$ 28,162
Plus: Severance payments[1]	627	-	-	-	-	627	-
Plus: Loss (gain) on sale of securities available for sale, net	-	-	256	8	(2,879)	-	(2,879)
Plus: Debt extinguishment costs[2]	-	-	9,746	-	1,561	-	1,561
Operating pre-tax income	30,083	31,787	32,803	22,928	22,710	61,870	26,844
Less: Tax impact of adjustments	131	-	2,100	-	(277)	131	(277)
Plus: Discrete tax adjustments[3]	-	426	(973)	-	(1,799)	426	(1,799)
Operating earnings	$ 29,952	$ 32,213	$ 29,730	$ 22,928	$ 21,188	$ 62,165	$ 25,322
Weighted average diluted shares outstanding	50,331	49,998	49,837	49,775	49,727	50,187	50,383
Diluted EPS	$ 0.59	$ 0.64	$ 0.46	$ 0.46	$ 0.48	$ 1.22	$ 0.56
Diluted operating EPS	$ 0.60	$ 0.64	$ 0.60	$ 0.46	$ 0.43	$ 1.24	$ 0.50

1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.

3 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability. A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green Bancorp, Inc. tax return to carry back a net operating loss ("NOL") incurred by Green Bancorp, Inc. on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act, which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

18

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Pre-Tax, Pre-Provision Operating Earnings							
Net Income	$ 29,456	$ 31,787	$ 22,801	$ 22,920	$ 24,028	$ 61,243	$ 28,162
Plus: Provision for income taxes	7,837	8,993	4,702	6,198	3,987	16,830	3,303
Pus: Provision for credit losses and unfunded commitments	577	(570)	902	10,139	18,971	7	54,628
Plus: Severance payments	627	-	-	-	-	627	-
Plus: Loss (gain) on sale of securities, net	-	-	256	8	(2,879)	-	(2,879)
Plus: Debt extinguishment costs	-	-	9,746	-	1,561	-	1,561
Net pre-tax, pre-provision operating earnings	$ 38,497	$ 40,210	$ 38,407	$ 39,265	$ 45,668	$ 78,707	$ 84,775
Total average assets	$ 9,321,279	$ 8,941,271	$ 8,750,141	$ 8,585,926	$ 8,689,774	$ 9,132,347	$ 8,380,947
Pre-tax, pre-provision operating return on average assets[1]	1.66%	1.82%	1.75%	1.82%	2.11%	1.74%	2.03%
Average Total Assets	$ 9,321,279	$ 8,941,271	$ 8,750,141	$ 8,585,926	$ 8,689,744	$ 9,132,347	$ 8,380,947
Return on average assets[1]	1.27%	1.44%	1.04%	1.06%	1.11%	1.35%	0.68%
Operating return on average assets[1]	1.29%	1.46%	1.35%	1.06%	0.98%	1.37%	0.61%
Operating earnings adjusted for amortization of core deposit intangibles							
Operating earnings	$ 29,952	$ 32,213	$ 29,730	$ 22,928	$ 21,188	$ 62,165	$ 25,322
Adjustments:							
Plus: Amortization of core deposit intangibles	2,438	2,447	2,451	2,451	2,451	4,885	4,902
Less: Tax benefit at the statutory rate	512	514	515	515	515	1,026	1,030
Operating earnings adjusted for amortization of core deposit intangibles	31,878	34,146	31,666	24,864	23,124	66,024	29,194

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Average Tangible Common Equity							
Total average stockholders' equity	$ 1,254,371	$ 1,224,294	$ 1,196,274	$ 1,177,882	$ 1,155,798	$ 1,239,415	$ 1,142,626
Adjustments:							
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Average core deposit intangibles	(54,471)	(56,913)	(59,010)	(61,666)	(64,151)	(55,685)	(65,296)
Average tangible common equity	$ 829,060	$ 796,541	$ 766,424	$ 745,376	$ 720,807	$ 812,890	$ 706,490
Operating return on average tangible common equity[1]	15.42%	17.39%	16.44%	13.27%	12.90%	16.38%	8.31%

[1] Annualized ratio.

19

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
	(Dollars in thousands)						
Efficiency ratio	52.42%	49.62%	62.52%	48.12%	46.02%	51.01%	46.76%
Net interest income	$ 67,131	$ 65,635	$ 66,766	$ 65,870	$ 65,757	$ 132,766	$ 133,162
Noninterest income	12,456	14,172	9,012	9,795	21,290	26,628	28,537
Plus: Loss (gain) on sale of securities available for sale, net	-	-	256	8	(2,879)	-	(2,879)
Operating noninterest income	12,456	14,172	9,268	9,803	18,411	26,628	25,658
Noninterest expense	41,717	39,597	47,373	36,408	40,061	81,314	75,606
Less: Severance payments	627	-	-	-	-	627	-
Less: Debt extinguishment costs	-	-	9,746	-	1,561	-	1,561
Operating noninterest expense	$ 41,090	$ 39,597	$ 37,627	$ 36,408	$ 38,500	$ 80,687	$ 74,045
Operating efficiency ratio	51.63%	49.62%	49.49%	48.11%	45.74%	50.62%	46.62%

[1] Annualized ratio.

	For the Quarter Ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
	(Dollars in thousands, except per share data)				
Adjusted net interest margin					
Net interest income	$ 67,131	$ 65,635	$ 66,766	$ 65,870	$ 65,757
Less: Loan accretion	$ 1,536	$ 1,911	$ 2,652	3,953	3,134
Less: Deposit premium amortization	$ 34	$ 76	$ 89	110	263
Adjusted net interest income	$ 65,561	$ 63,648	$ 64,025	$ 61,807	$ 62,360
Total interest-earning assets	$8,659,059	$8,257,048	$8,065,652	$7,899,837	$8,001,485
Adjusted net interest margin	3.03%	3.12%	3.15%	3.10%	3.13%

20

2nd Quarter Earnings Conference Call July 28, 2021 Veritex Holdings, Inc.